SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported) NOVEMBER 30, 1999


                                  MKR HOLDINGS

               (Exact Name of Registrant as Specified in Charter)


UTAH                                0-24556                  87-0372759
--------------------------------    -----------------     ------------------
(State or Other Jurisdiction of     (Commission           (IRS Employer
 Incorporation)                      File Number)         Identification No.)


1070 WEST 2300 SOUTH, SALT LAKE CITY, UTAH                     84119
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(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number,
 including area code:                 (801) 972-2100
                                      ---------------

                    MARKER INTERNATIONAL
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(Former Name or Former Address, if Changed Since Last Report)


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

          As of November 30, 1999 (the "Closing Date"), MKR Holdings f/k/a Marker International (the "Company") sold substantially all of its assets (including the equity securities of its subsidiaries) to Marker International GmbH, a GmbH organized under the laws of Switzerland ("Newco") pursuant to an asset purchase agreement (as amended by the Amendment to the Asset Purchase Agreement dated as of September 20, 1999, the "Purchase Agreement") between the Company and Newco. In exchange, Newco assumed certain liabilities of the Company and the Company received a 15% equity interest in Newco. The remaining 85% equity interest in Newco is held by CT Sports Holding AG ("CT"), a joint venture between Tecnica S.p.A. and H.D. Cleven, the principal shareholder of the Volkl Group. CT transferred $13,974,499, in a combination of debt and equity, to Newco in consideration for its 85% equity interest in Newco.

          In connection with the Purchase Agreement, the Company and CT entered into an operating agreement which, among other things, grants CT an option (the "Option") to purchase the Company's 15% equity interest in Newco at any time on or after the second anniversary of the consummation date of the Company's plan of reorganization at the then fair market value, subject to reduction in an amount equal to the sum of: (x) all unreimbursed advances (currently estimated to be $300,000 per year) and litigation costs, if any, incurred by Newco under Sections 10(b)(i) and (ii) of the Purchase Agreement, together with accrued interest thereon, plus (y) $775,000. The proceeds of the exercise of the Option will then be distributed to the shareholders of the Company in liquidation. (In determining the fair market value, all of CT's transfer of the $13,974,499 will be considered as equity.)

          In connection with the Purchase Agreement, the Company reached agreements-in- principle regarding the restructuring of its debt and the treatment of such debt under a plan of reorganization with its creditors that are impaired under the plan of reorganization. On August 19, 1999, the Company, DNR North America, Inc. and DNR USA, Inc. (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On September 22, 1999, the Debtors filed the First Amended Joint Chapter 11 Plan of Reorganization (as amended by the Amendment to the First Amended Joint Chapter 11 Plan of Reorganization, dated as of October 25, 1999, the "Plan") and a related disclosure statement (the "Disclosure Statement"). By order dated September 22, 1999, the Bankruptcy Court approved the Disclosure Statement as containing adequate information. The Disclosure Statement and the Plan were subsequently distributed to the Debtors' creditors and shareholders for approval, which was subsequently obtained. On October 27, 1999, the Plan was confirmed by order of the Bankruptcy Court (the "Confirmation Order"). Pursuant to the Confirmation Order, the Bankruptcy Court approved the Plan and the Purchase Agreement on October 27, 1999.

          The Company is no longer engaged in the conduct of business and will operate for the sole purpose of holding and subsequently liquidating its assets (including, without limitation, its equity interest in Newco). The Company is required to dissolve and liquidate all of its assets no earlier than November 30, 2002, and no later than November 30, 2004. If the Option is not exercised prior to liquidation, then upon liquidation the shareholders of the Company will receive an equity interest in Newco equal to each shareholder's pro rata share of the Company's 15% equity interest in Newco.

          On December 6, 1999, the Company issued the press release filed herewith as exhibit 99.1.


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Item 5. OTHER EVENTS.

          Pursuant to the Purchase Agreement and the Plan, on December 6, 1999, the Company changed its name to MKR Holdings. Pursuant to the Plan, the business and affairs of the Company will be managed by and under the direction of a Board of Directors which shall consist of the following three members: Louis M. Alpern, Kevin Hardy and Henry E. Tauber.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS.

None.

(b) PRO FORMA FINANCIAL INFORMATION.

None.

(c) EXHIBITS.

99.1 Press Release, dated December 6, 1999.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             MKR HOLDINGS


                             By: /s/ KEVIN HARDY
                                 ----------------------------
                                 Name:   Kevin Hardy
                                 Title:  President


Dated:  December 8, 1999

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                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION

99.1              Press Release, dated December 6, 1999.